Exhibit 10.16


           Employment Agreement between the Registrant and Richard Blake
                             Dated January 1, 1998

                                    Transfer Agreement

The Transfer Agreement is effective as of the 1st day of January, 1998 and is between Hurco Companies, Inc. ("Employer") and Richard Blake ("Employee").

                                            Recitals

 A. Employer is an Indiana corporation engaged in the business of manufacturing and selling industrial machine tool products.
 B. Hurco Europe LTD. ("HEL") is a wholly-owned subsidiary of Employer which is engaged in the business of marketing Employer's products in the United Kingdom, continental Europe and certain other international markets.
 C. Employer desires to transfer Employee to Hurco Companies, Inc., and Employee desires to accept such transfer with Employer, upon the terms and conditions contained in this Agreement.

Now, therefore, Employer and Employee agree as follows:

 1. Employment. Employer hereby transfers Employee to render services on behalf of Hurco Companies, Inc. Employee will, however, for all purposes, remain an Employee of Hurco Europe, LTD with the same general rights and obligations of HEL, except as specifically set forth herein to the contrary.

         Employee's position shall be President, Machine Tool Products Division of Hurco Companies, Inc.

         Employee may also perform other such services related thereto as may be designated from time to time by Employer.

         During the term of this Agreement, Employee will be a resident in the United States. As a part of his regular duties, Employee may be required from time to time to attend business and educational meetings and activities, including return visits to the United Kingdom, for training and other business purposes.

         Employee shall expend his entire time and best efforts performing his duties under this agreement.

 2. Term. This agreement shall, except as hereinafter provided, be for a term of thirty six (36) months, beginning on the effective date hereof.
     It is intended that Employee will have an option to return to the United Kingdom at the end of this term to resume employment with Hurco Europe, LTD. In the event the Employee does not do so at the end of the thirty six
     (36) month period, then this Agreement shall continue from month-to-month thereafter until terminated as provided in Section 7.

      If the employee exercises the option to return after the thirty six (36) months, the Employer does not guarantee a lateral or promotional opportunity for employment. If no opportunity for employment exists, the Employer will pay Employee severance pay equal to twelve (12) months base salary.

     It is mutually understood that the Employer may exercise an option to have the Employee return to the United Kingdom at any time due to the business needs of the Company under the terms and conditions of this contract . Notice of such action will be given as much in advance as is feasible, dependent upon the existing circumstances that time.

 3. Compensation. As his entire compensation for all services rendered during the term of this Agreement, Employee shall have and receive, subject to withholding and other applicable United States and foreign employment taxes, a base income of $125,000 per year during the initial term of this Agreement, and thereafter in an amount to be determined.

         Employer will pay Employee a foreign assignment premium during the transfer period of $10,000 per year payable biweekly in salary payroll.

         Employee shall also be entitled to all other regular compensation elements as may be provided from time to time in the Company policies as prepared and issued by the Employer.

         Employer will provide a monthly housing allowance of $1500.00. Employer agrees to pay the customary deposits necessary to obtain a residence in the U.S.

 4. Employee Benefits. Employee shall be permitted to participate in and be provided for all employee benefits which may be provided from time to time by Employer at its expense including disability insurance, group life insurance, 401(k) plan, profit sharing plan, split dollar life insurance plan, health insurance and deferred compensation plan and other benefits which Employer may from time to time adopt.

 5. Holidays and Vacations. Employee will follow the Hurco Companies, Inc. holiday schedule and will be eligible for vacation days as if Employee were a Hurco Companies, Inc. employee. All vacation days shall be taken in the manner most convenient to the business of Employer and Hurco Europe, LTD. Plans for vacation should be submitted to Employer in advance for approval.Unused days of vacation may not be carried over to future years.

 6. Death or Disability During Employment. If Employee dies or becomes totally and permanently disabled during the term of his employment, Employer shall pay to the estate of the Employee the salary which would otherwise be payable to Employee if he had performed services until the end of the month in which his death/disability occurs. Employer shall have no further financial obligations to Employee or to his estate, except for the regular employee benefits provided by the Employer.

 7. Termination. This Agreement may be terminated by either Employer or Employee upon the giving of one (1) month's notice to the other. This Agreement shall terminate automatically, without notice, upon the death or disability of Employee; upon either party engaging in any activity which constitutes a serious crime, or by mutual agreement. If this agreement is terminated as a result of the Company engaging in any activity which constitutes a serious crime, or the Employee is terminated by mutual agreement, or upon the Employee's death or disability, Employer will pay for the return of Employee and immediate family to the United Kingdom including coach air fare and air freight for 1,000 pounds of baggage. If this agreement is terminated as a result of the Employee being terminated for cause other than gross misconduct, Employer will pay to Employee severance pay equal to twelve months base salary at the then current base salary rate. If Employee voluntarily resigns employment, Employer will pay Employee through the last date of active employment.

 8.   Other.

          A. Vehicle. Employer will provide an automobile and reimburse reasonable expenses incurred in connection with the business operation thereof. Fuel for personal mileage is not included. Size and model will be of the kind customarily provided to persons of comparable position in the United States.

          B. Family Moving Expenses. Employer will pay all reasonable expenses incurred by Employee and Employee's family in connection with such moves to and from the United States in accordance with the Company's standard "Relocation and Move Policy for Current Employees" including all packing, moving and unpacking of household furnishings, all reasonable travel, meal and lodging expenses incurred by Employee and his family during such move; and any other reasonable costs or expenses incurred in connection with such move including insurance on personal possessions during such move.

          C.  Transfer  Allowance.  It is  recognized  that there are many other expenses connection with an international move which are not covered by normal moving expense reimbursements. These expenses include replacement of personal electrical appliances, home cleaning expenses, etc. To reimburse the employee for these and similar expenses a transfer allowance of $3,000, less appropriate taxes, will be paid both upon move to and return from the United States.

          D. Trips Home. Once annually at a time of Employee's choice, Employer will pay coach fare for air flights for Employee and members of his immediate family for a personal visit home to the United Kingdom and return to the United States.
          E. Tax Consultant. Compensation will be taxable during this assignment. Employer will make available a tax consultant to assist with tax report preparation. If actual taxes owed by Employee on compensation during the term of this Agreement exceed taxes that would have been owed if Employee was working in the United Kingdom, Employer will reimburse employee for the difference as evidenced by a qualified tax consultant.

          D. Confidentiality. Employee recognizes and acknowledges that the information concerning the Employer's customers and suppliers as they may exist from time to time and Employer's technical and manufacturing processes are unique assets of the Employer. Employee agrees to keep confidential and will not disclose, during or after the term of this assignment, such information or processes to any person, firm, corporation or partnership.

9. Miscellaneous. The terms and conditions of the Employer's policies, as from time to time are in effect, are incorporated herein and shall be a part of this agreement. Except as stated in the immediately preceding sentence, this Agreement contains the entire Agreement between Employer and Employee and supersedes all prior agreements between them, whether oral or written.

    The affairs of Employer and Hurco Europe, LTD., and the contents of this agreement are confidential and are not to be disclosed or discussed with any unauthorized person irrespective of whether such person is an Employee of Employer or Hurco Europe LTD.

    This Agreement and the obligations hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of Indiana.

    No waiver or any breach of this Agreement shall be deemed or construed as a waiver of any other breach.

    More than one copy of this Agreement may be executed each of which shall constitute an executed original. Any amendment of this Agreement shall be effective only if in writing and signed by both Employer and Employee.

    If any provision of this Agreement shall be held invalid under applicable law, such provision shall be ineffective only to the extent of such invalidity, without invalidity to the remaining provisions of this Agreement.

 10. Notices. Any notices or other communications required or permitted to be given under the provisions of this Agreement shall be in writing. All such notices or communications shall be deemed to have been properly given or served by hand delivery or by depositing same in the United States mail addressed to the appropriate party, postage prepaid and registered or certified with return receipt requested at the following address:

                  To:      Hurco Companies, Inc.
                           One Technology Way
                           Indianapolis, IN  46268
                           Attention:  Brian D. McLaughlin

                  To:      Richard Blake
                           One Technology Way
                           Indianapolis, IN  46268

     Either  party has the right to change the above  address  by giving  thirty
     (30) days notice thereof to the other party.

     ACCEPTANCE:


     Acceptance of this Agreement should be indicated where provided below and this letter returned to Brian D. McLaughlin, Chief Executive Officer.



                                            HURCO COMPANIES, INC.


                                            By:    /s/ Brian D. McLaughlin
                                                   Brian D. McLaughlin
                                                   Chief Executive Officer


    The  undersigned  hereby  accepts  the  foregoing   Agreement  made  by  the
    undersigned and Hurco Companies, Inc. this 1st day of December, 1997, but effective as therein set forth in this Agreement.


                                            By:  /s/ Richard Blake
                                                    Richard Blake